Exhibit 99.1

Scientific Games Announces First Quarter 2010 Results

NEW YORK, May 6, 2010 — Scientific Games Corporation (NASDAQ: SGMS) today announced results for the first quarter ended March 31, 2010.

Summary Financial Results

($ in millions, except per share amounts)

	First Quarter
	2010	2009

Revenues	$216.3	$230.7
Operating Income	21.5	13.0
Adjusted EBITDA	73.6	78.6

Net Income (Loss)	4.9	(25.2)
Net Income (Loss) per Share	$0.05	$(0.27)

Total Capital Expenditures	21.9	22.4
Free Cash Flow	18.9	28.0

Adjusted EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

First Quarter 2010 Highlights

•                  Achieved the fifth consecutive quarter of positive free cash flow, with $127 million generated cumulatively over the five-quarter period

•                  China Sports Lottery retail sales trending in excess of 20% versus prior-year for the year-to-date period through April, driven by higher average selling price; achieved record weekly retail sales in the month of April

•                  U.S. instant ticket retail sales performance continues to improve versus prior-year period

•                  Commenced integration of Playtech software platform with Global Draw; roll-out across entire U.K. estate remains on target for year-end

•                  Implemented systems upgrades to enable cross-selling of Powerball® and Mega Millions; early cross-selling results appear incremental to category with jackpots building rapidly

•                  Achieved additional clarity on Italian instant ticket tender process and intend to submit bid with partners on May 10, 2010

•                  On target to close the sale of the racing and venue management businesses during second quarter of 2010

•                  Subsequent to quarter-end, acquired 751 server-based gaming terminals and associated customer contracts from Sceptre Leisure, expanding Global Draw’s presence in U.K. betting shops

Commenting on the announcement, President and Chief Executive Officer Michael R. Chambrello stated, “Our overall revenue and adjusted EBITDA results in the first quarter were in line with our expectations. Our core businesses performed solidly, while our racing and phone card businesses were soft and a number of non-operating items negatively impacted our reported results. Excluding the impact of these non-operating items and softness in racing and phone cards, our adjusted EBITDA was essentially flat compared to last year.  We are increasingly encouraged by the signs of improvement we are beginning to see in our industry, particularly the growing momentum behind the cross-selling of Powerball® and Mega Millions, improving U.S. instant ticket retail sales, increasing gross win per day in our key server-based gaming jurisdictions and very strong China instant ticket retail sales.”

“Looking ahead, we anticipate the closing of the sale of our racing and venue management businesses and the completion of the Italy tender process in the second quarter,” continued Mr. Chambrello.  “We believe the strategic initiatives we are implementing will begin to take hold later this year, enabling us to build momentum as the year progresses.  We further believe that we will achieve higher levels of revenue and adjusted EBITDA in the remaining quarters of 2010 as compared to what we reported in the first quarter, excluding any impacts from the aforementioned racing divestiture and resolution of the Italy tender.”

First Quarter Financial Results

Revenue declined to $216.3 million in the first quarter of 2010 from $230.7 million in the first quarter of 2009 primarily due to lower service revenue ($6.6 million) and sales revenue ($6.8 million). The service revenue decline primarily reflected the impact of contract losses during 2009 in the Lottery Systems Group ($2.9 million) and lower racing and venue management revenue in the Diversified Gaming Group ($2.4 million).  The decline in sales revenue primarily reflected lower software and hardware sales ($4.2 million) in the Lottery Systems group and lower phone card sales ($1.9 million) in the Printed Products Group.

The Company increased operating income to $21.5 million in the first quarter of 2010 from $13.0 million in the same period in 2009. This improvement primarily reflected the absence of employee termination costs that were incurred in the prior-year period ($3.9 million), lower depreciation and amortization expense primarily stemming from the accounting treatment of our racing and venue management businesses ($3.5 million) and lower stock-based compensation expense ($4.2 million), partially offset by the impact of lower revenue ($1.8 million) and professional fees related to the Italian instant ticket tender process ($1.0 million).

Adjusted EBITDA decreased to $73.6 million, or 34.0% of revenue, in the first quarter of 2010 from $78.6 million, or 34.1% of revenue, in the first quarter of 2009.  This performance primarily reflected the impact of lower revenue ($1.8 million), the absence of a gain on the early extinguishment of indebtedness that occurred in the first quarter of 2009 ($2.3 million) and the change in other (income)expense ($1.0 million), partially offset by higher equity in earnings of joint ventures, which increased to $15.8 million in the first quarter of 2010 from $15.1 million in the prior-year period, primarily resulting from the performance of our China instant ticket printing joint venture.  This increase in equity in earnings of joint ventures also benefitted joint venture EBITDA, which increased to $18.7 million in the first quarter of 2010 from $17.4 million in the prior-year period.

After giving effect to professional fees and a loss on a foreign currency hedge related to the Italian instant ticket tender process of $0.6 million and $4.0 million, respectively, and $4.4 million of stock-based compensation expense, in each case, on an after-tax basis, net income in the first quarter of 2010 was $4.9 million, or $0.05 per share, compared to a net loss of $25.2 million, or ($0.27) per share, in the prior-year period.  This performance also reflected the benefit of lower taxes resulting from the establishment of a valuation allowance in the prior-year ($33.8 million), higher operating income ($8.5 million) and higher equity in earnings of joint ventures ($0.7 million), partially offset by the change in the other (income)expense line item ($7.9 million), which included the loss on a foreign currency hedge related to the Italian instant ticket tender process ($6.7 million), higher net interest expense ($5.9 million) and the absence of a gain from the early extinguishment of indebtedness that occurred in the first quarter of 2009 ($2.3 million).

The results reported in this press release reflect the results of operations of the Company’s racing and venue management businesses, other than associated depreciation and amortization expense which is not reflected in the results in accordance with “held for sale” accounting classification.

Printed Products Group

Printed Products Group revenue was $112.0 million in the first quarter of 2010, compared to $114.7 million in the first quarter of 2009.  This decrease primarily reflected a decline in sales revenue due to the loss of a phone card customer ($1.9 million) and a decline in instant ticket revenue ($1.0 million).  The decline in instant ticket revenue primarily reflected lower international instant ticket volume ($5.7 million), decreased licensed property revenue ($2.8 million) and lost contracts ($2.2 million), almost entirely offset by new contracts ($4.0 million), increased revenue from the Camelot contract in the U.K. ($2.1 million), higher domestic instant ticket volume ($1.0 million) and favorable foreign currency translation ($2.6 million).

Operating income for the Printed Products Group increased to $25.2 million, or 22.5% of revenue, in the first quarter of 2010, from $23.8 million, or 20.7% of revenue, in the first quarter of 2009.  The improvement primarily reflected both a better mix of higher margin instant ticket sales to lottery customers and improved efficiencies compared to the prior-year period ($2.2 million), as well as the absence of employee termination costs that were incurred in the first quarter of 2009 ($2.0 million).  Partially offsetting these factors were the impacts of lower phone card sales ($1.1 million) and higher selling, general and administrative expense due to professional fees related to the Italian instant ticket tender process ($1.0 million).

On March 9, 2010, the Italian Council of State upheld the validity of the tender process for the Gratta e Vinci instant ticket lottery in Italy (which had been voided by a lower court in November 2009), but struck down one term of the tender.  As a result, the Italian regulatory authorities re-opened the tender process until May 10, 2010.  The Gratta e Vinci lottery is currently operated, through May 31, 2010, by Consorzio Lotterie Nazionali (“CLN”), a consortium in which the Company participates.  The Company and the other members of CLN intend to bid for one of up to four new concessions in accordance with the re-opened tender process, and we believe that we will likely be awarded such a concession.  The Company would be responsible for €160 million in upfront payments under the terms of the tender assuming our consortium is awarded the sole concession.

Lottery Systems Group

Lottery Systems Group revenue was $57.9 million in the first quarter of 2010, compared to revenue of $65.9 million in the first quarter of 2009.  This decrease was largely driven by lower service revenue due to contract terminations in Mexico, West Virginia and South Dakota ($2.9 million) and lower sales revenue of software and hardware ($4.2 million).

First quarter 2010 operating income was $5.7 million, or 9.8% of revenue, compared to operating income of $6.9 million, or 10.5% of revenue, in the first quarter of 2009.  The decline in operating income primarily reflected the impact of lower revenue ($1.5 million).

Diversified Gaming Group

Diversified Gaming Group revenue declined to $46.5 million in the first quarter of 2010, from $50.1 million in the first quarter of 2009, primarily reflecting lower revenue from the racing and venue management businesses ($3.3 million).  Also reflected in this performance was a decline in Global Draw service revenue resulting from lower revenue from the Company’s Austrian over-the-counter product ($1.6 million) and revised contract terms in the U.K. ($1.0 million), partially offset by favorable foreign currency translation ($2.0 million) and an increase in gross win per day in the U.K.

Operating income was $3.4 million in the first quarter of 2010, or 7.2% of revenue, compared to operating income of $1.1 million, or 2.2% of revenue, in the first quarter of 2009.  The increase in operating income primarily reflected the decline in depreciation and amortization expense as a result of the accounting treatment of the racing and venue management businesses ($5.4 million), partially offset by weaker racing results ($1.7 million) and increased depreciation and amortization from Global Draw and Games Media ($1.0 million).

Liquidity and Capital Resources

At March 31, 2010, the Company had cash and cash equivalents of $260.9 million and availability under its revolving credit facility of $181.9 million, after outstanding and undrawn letters of credit, compared to cash and cash equivalents of $260.1 million and availability under the Company’s revolving credit facility of $167.9 million, after outstanding and undrawn letters of credit, as of December 31, 2009.   The Company also has a $75 million undrawn term loan commitment which expires on June 30, 2010. As of March 31, 2010, the Company had total indebtedness of $1,353.8 million, compared to $1,367.1 million as of December 31, 2009.

The Company generated free cash flow of $18.9 million in the first quarter of 2010, compared to free cash flow of $28.0 million in the first quarter of 2009.  Subsequent to the quarter-end, the Company received a dividend of $27.8 million related to its participation in CLN.

“Our focus over the past year has been to responsibly deploy our capital and increase our free cash flow,” commented Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer.  “I am pleased with our performance in the quarter, which marks the fifth consecutive quarter of significant free cash flow generation or $127.4 million cumulatively over that period. We will continue to prudently invest for future growth.”

Convertible Debentures

During the measurement period for the quarter ended March 31, 2010, the average price of the Company’s common stock was lower than the conversion trigger price of the Convertible Debentures.  Therefore, holders would not have the right to convert their Convertible Debentures during the current quarter ending June 30, 2010, and accordingly no shares related to the Convertible Debentures were included in the Company’s weighted-average diluted common shares outstanding for the three months ended March 31, 2010.

In April, the Company gave notice to holders of its intention to redeem at par any Convertible Debentures that are not repurchased at par by the Company at the election of the holders on June 1, 2010.  The redemption notice technically gives holders the right to convert.  We expect that all remaining Convertible Debentures will be repurchased at par on June 1, 2010.

Conference Call Details

We invite you to join our conference call on May 7, 2010 at 8:30 AM Eastern Daylight Time.  To access the call live via webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (866) 730-5762 (US & Canada) or (857) 350-1586 (International) fifteen minutes prior to the start of the call. The conference ID is 78901661. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on the Company’s website.

About Scientific Games

Scientific Games Corporation is a leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of server-based gaming machines and systems, Amusement and Skill with Prize betting terminals, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators.  It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands.  The Company’s customers are in the United States and more than 50 countries.  For more information about the Company, please visit our website at www.scientificgames.com.

Company Contact:

Investor Relations

Scientific Games

212-754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may”,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance.  Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; inability to complete the proposed sale of the racing and venue management businesses; seasonality; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA, as included herein, is based on the definition of “consolidated EBITDA” in our credit agreement (summarized in the paragraph below), except that adjusted EBITDA as used herein includes (without duplication) our share of the income (or deficit) of our joint ventures, whether or not such income has been distributed to us (whereas “consolidated EBITDA” for purposes of the credit agreement includes such income only to the extent it has been distributed to us).  Adjusted EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

“Consolidated EBITDA” means, for any period, “consolidated net income” as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our joint ventures except to the extent that such income has been distributed to us) for such period plus, to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense, (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other permitted acquisitions (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (10) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (11) advisory fees and related expenses paid to advisory firms in connection with permitted acquisitions (see line item captioned “Acquisition Advisory Fees” in the schedules below), (12) certain specified “permitted add-backs” (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to consolidated EBITDA in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing amounts do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to permitted add-backs, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (13) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a license to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (14) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with up to $7,325,000 of charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (15) up to £5,250,000 during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below).  Consolidated EBITDA is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement.  The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2010.

Beginning with this press release for the quarter ended March 31, 2010, the definition of “adjusted EBITDA” as used herein is different from the definition used in prior recent earnings press releases.  For further information concerning the changes to the definition of “adjusted EBITDA”, please see our press release for the fourth quarter and full year ended December 31, 2009, a copy of which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2010.  The presentation of “adjusted EBITDA” for all prior periods included herein uses the revised definition.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures).  Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

Joint Venture EBITDA, as included herein, represents our share of our joint ventures’ EBITDA, which is defined as equity in earnings of our joint ventures (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) loss, net of other.  Joint Venture EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to equity in earnings of joint ventures in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of our joint ventures, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.  Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, management believes adjusted EBITDA is helpful in assessing the Company’s operating performance and highlighting trends in the Company’s core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from earnings financial items that management believes have less bearing on the Company’s performance.  In addition, management believes that adjusted EBITDA is useful in evaluating the Company’s financial performance because it is a commonly used financial analysis tool for measuring and comparing gaming companies in several areas, such as liquidity, operating performance and leverage.  Management further believes that adjusted EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that Joint Venture EBITDA is helpful in monitoring the financial performance of the Company’s joint ventures and eliminates from the joint ventures’ earnings financial items that management believes have less bearing on the joint ventures’ performance.

The Company’s management also believes adjusted EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement.  In addition, the free cash flow performance metric used in determining performance-based bonuses for 2010 is calculated by subtracting total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures) from adjusted EBITDA (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).  Moreover, the operating income performance metric used in determining performance-based bonuses for 2010 is subject to the same adjustments used to determine adjusted EBITDA (and certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.  The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2009 and 2010

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2010
Revenues:
Instant ticket	$110,077	$109,099
Services	100,261	93,704
Sales	20,352	13,536
Total revenues	230,690	216,339

Operating expenses:
Cost of instant ticket revenue (exclusive of depreciation and amortization)	67,094	63,917
Cost of services (exclusive of depreciation and amortization)	58,668	54,442
Cost of sales (exclusive of depreciation and amortization)	15,422	10,266
Selling, general and administrative expenses	41,486	38,556
Employee termination costs	3,920	—
Depreciation and amortization	31,143	27,655
Operating income	12,957	21,503
Other (income) expense:
Interest expense	18,809	24,714
Equity in earnings of joint ventures	(15,098)	(15,812)
Early extinguishment of debt	(2,288)	—
Other (income) expense, net	(1,917)	5,982
	(494)	14,884
Income before income tax expense	13,451	6,619
Income tax expense	38,641	1,732
Net income (loss)	$(25,190)	$4,887

Net income (loss) per share:
Basic net income (loss)	$(0.27)	$0.05
Diluted net income (loss)	$(0.27)	$0.05
Weighted average number of shares:
Basic shares	92,539	93,993
Diluted shares	92,539	94,662

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2009 and March 31, 2010

(Unaudited, in thousands)

	December 31,	March 31,
	2009	2010
Assets:
Cash and cash equivalents	$260,131	$260,913
Other current assets	321,495	299,474
Assets held for sale	91,102	91,091
Property and equipment, net	468,439	462,679
Long-term assets	1,150,625	1,135,003
Total assets	$2,291,792	$2,249,160

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$24,808	$15,402
Other current liabilities	180,298	172,188
Liabilities held for sale	20,097	17,939
Long-term debt, excluding current portion	1,342,255	1,338,355
Other long-term liabilities	104,576	102,348
Stockholders’ equity	619,758	602,928
Total liabilities and stockholders’ equity	$2,291,792	$2,249,160

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended March 31, 2009 and 2010

(Unaudited, in thousands)

	Three Months Ended March 31, 2009
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant ticket revenue	$110,077	$—	$—	$—	$110,077
Service revenue	—	52,068	48,193	—	100,261
Sales revenue	4,590	13,869	1,893	—	20,352
Total revenue	114,667	65,937	50,086	—	230,690
Cost of instant tickets (1)	67,094	—	—	—	67,094
Cost of services (1)	—	28,875	29,793	—	58,668
Cost of sales (1)	2,601	11,808	1,013	—	15,422
Selling, general and administrative expenses	10,566	6,735	4,412	8,495	30,208
Stock-based compensation	957	755	764	8,802	11,278
Employee termination costs	2,016	125	433	1,346	3,920
Depreciation and amortization (2)	7,679	10,732	12,557	175	31,143
Operating income (loss)	$23,754	$6,907	$1,114	$(18,818)	$12,957

Operating income margin					5.6%

	Three Months Ended March 31, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant ticket revenue	$109,099	$—	$—	$—	$109,099
Service revenue	—	48,187	45,517	—	93,704
Sales revenue	2,870	9,711	955	—	13,536
Total revenue	111,969	57,898	46,472	—	216,339
Cost of instant tickets (1)	63,917	—	—	—	63,917
Cost of services (1)	—	26,673	27,769	—	54,442
Cost of sales (1)	2,008	7,459	799	—	10,266
Selling, general and administrative expenses	11,554	6,724	5,812	7,376	31,466
Stock-based compensation	794	554	561	5,181	7,090
Employee termination costs	—	—	—	—	—
Depreciation and amortization (2)	8,537	10,814	8,181	123	27,655
Operating income (loss)	$25,159	$5,674	$3,350	$(12,680)	$21,503

Operating income margin					9.9%

(1) Exclusive of depreciation and amortization.

(2) Includes amortization of service contract software.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2009	2010

Net income (loss)	$(25,190)	$4,887
Add: Income tax expense	38,641	1,732
Add: Depreciation and amortization expense	31,143	27,655
Add: Interest expense	18,809	24,714
Add: Other expense (income), net	(1,917)	5,982
Add: Gain on early extinguishment of debt	(2,288)	—
EBITDA	$59,198	$64,970

Credit Agreement adjustments:
Add: Debt Related Fees and Charges (1)	$289	$—
Add: Amortization of Intangibles	—	—
Add: Earn-outs for Permitted Acquisitions (2)	—	—
Add: Extraordinary Charges or Losses under GAAP	—	—
Add: Non-Cash Stock-Based Compensation Expenses	11,278	7,090
Add: Peru Investment Expenses, Charges or Losses	—	—
Add: Non-Recurring Write-Offs under GAAP	—	—
Add: Acquisition Advisory Fees	—	—
Add: Specified Permitted Add-Backs (3)	3,987	—
Add: Italian Concession Obligations	—	7,722
Add: Racing Disposition Charges and Expenses	—	—
Add: Playtech Royalties and Fees	—	—
Less: Interest Income	(322)	(160)
Less: Extraordinary Income or Gains under GAAP	—	—
Less: Income on Earn-Outs for Permitted Acquisitions	—	—

Adjustments to conform to Credit Agreement definition:
Add/Less: Other expense (income), net (4)	1,917	(5,982)
Add: Gain on early extinguishment of debt	2,288	—

Adjusted EBITDA	$78,635	$73,640

(1) Amounts reflect write-off of unamortized deferred financing costs in connection with early extinguishment of debt.

(2) Amounts reflect Global Draw employee contingent bonus payments.

(3) Amounts include management transition expenses, transaction expenses, contract impairments and restructuring expenses.

(4) Amounts include foreign exchange transactions, interest income, minority interest and other items.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CALCULATION OF FREE CASH FLOW

(Unaudited, in thousands)

	Three Months Ended March 31,
	2009	2010

Net cash provided by operating activities	$50,375	$40,788

Less: Capital expenditures	(765)	(1,706)
Less: Wagering systems expenditures	(14,113)	(12,411)
Less: Other intangible assets and software expenditures	(7,525)	(7,787)
Total Capital Expenditures	$(22,403)	$(21,904)

Free cash flow	$27,972	$18,884

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

Key Performance Indicators

(Unaudited, in thousands, except terminals and ASP)

	Three Months Ended March 31,
	2009	2010

Italy - Gratta e Vinci:
Revenues (Euros)	2,599,000	2,490,000

China - China Sports Lottery:
Revenues (RMB)	2,781,000	3,216,000
Tickets Sold	470,508	466,846
ASP (RMB)	5.91	6.89

Joint Venture EBITDA(1):
Equity in earnings of joint ventures	$15,098	$15,812
Add: Income tax expense	141	460
Add: Depreciation and amortization expense	1,241	1,784
Add: Interest (income) loss, net of other	891	678
Joint Venture EBITDA	$17,371	$18,734

Terminal installed base at end of period:
Global Draw	15,921	17,507
Games Media	1,882	2,489

(1) Joint Venture EBITDA includes results from the Company’s participation in Consorzio Lotterie Nazionali, Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co., Ltd., Shandong Inspur Scientific Games Technology, Ltd., and Guard Libang.